July 3, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Plures Technologies, Inc. on Form S-1 of our report dated April 15, 2013, relating to the consolidated financial statements of Plures Technologies, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts